Presentation to: [PRES1]



Special Committee of
the Board of Directors


Regarding the Blackstone Proposal



November 14, 1999

                               Table of Contents


Section



1    Overview of the Blackstone Proposal
2    Historical and Projected Results
3    Stock Price Performance
4    Valuation Analysis
     A    Trading Multiples of Selected Comparable Companies
     B    Present Value of Hypothetical Future Stock Price Analysis
     C    Discounted Cash Flow Analysis
     D    Acquisition Multiples of Selected Precedent Transactions
     E    Sum-of-the-Parts Valuation Analysis


Appendices

     A    Wall Street Commentary
     B Discounted Cash Flow Methodology and Weighted Average Cost of Capital Calculation
     C    Preferred Stock Valuation Analysis
     D    LBO Analysis
     E    Platinum Ownership Profile
     F    Trading Multiples of Selected Comparable Companies-ISG
     G    Additional Financial Data

Section 1

Overview of the Blackstone Proposal

Summary of the Blackstone Proposal

Transaction Structure   Acquisition of controlling interest in Platinum by
                        Blackstone through the following steps:

                        1. Platinum will be reorganized into New Platinum, a Delaware Corporation

                        2. Recapitalization Merger Sub organized by Blackstone will be merged with and into New Platinum

                        3. New Platinum will be the surviving company in the merger and be owned by Blackstone and the Retaining Shareholders

Consideration         $18 cash per share of Platinum Common Stock, except for
                      3,611,111 common shares representing approximately 16% of total shares outstanding:

                           - 833,333 common shares owned by Jules B. Kroll
                             ("JBK") and certain other management
                             ("Retained Shares") which will remain outstanding

                           - 1,111,111 common shares owned by AIG(1)
                             ("Series A-1 Conversion Shares") which will be converted into Series A-1 Preferred Stock; and

                           - 1,666,667 common shares owned by JBK(2)
                             ("Series B-1 and B-2 Conversion Shares") which will be converted into Series B-1 and B-2 Preferred Stock

Accounting Treatment  Recapitalization for financial accounting purposes
                      (i.e., no new goodwill on New Platinum's balance sheet)

Tax Treatment         Taxable transaction for public shareholders receiving
                      cash

Shareholder Approval  Requires approval of a majority of the shareholders of Platinum

Voting Agreement      JBK, certain other management, Tom and Bill O'Gara and
                      AIG, representing approximately 36% of shares outstanding, would agree to vote in favor of the proposed transaction


_____________

(1) Out of total common shares owned by AIG of 1,444,212. The remainder (333,111) will be purchased for $18 cash.

(2) Out of total common shares owned by JBK of 3,072,551. Approximately 667,000 shares owned by JBK will be Retained Shares. Approximately 739,000 shares owned by JBK will be sold for cash ($13.3 million).

Summary of Consideration to JBK and AIG

                                   ($ in thousands, except per share amounts)
                                         Shares             Value @ $18/share
                                     ---------------        -----------------
JBK
----------------------------------
Retained Shares                           666,667                $12,000

Series B-1 and B-2 Conversion Shares    1,666,667                 30,000

Shares sold for $18 cash                  739,217                 13,306
                                        ---------                -------

Total JBK                               3,072,551                $55,306
                                        ---------                -------

AIG
Retained Shares                                 -                      -

Series A-1 Conversion Shares            1,111,111                $20,000

Shares sold for $18 cash                  333,101                  5,996
                                        ---------                -------
Total AIG                               1,444,212                $25,996
                                        ---------                -------

13% Cumulative Participating Pay-In-Kind Preferred Stock, Series A-1

Security                              20,000 shares of 13% Cumulative
                                      Participating Pay-In-Kind Preferred
                                      Stock, Series A-1, stated value $1,000
                                      per share, for an aggregate initial
                                      value of $20 million.

Dividends                             Cumulative dividends payable in cash or
                                      Series A-2 Preferred Stock<F1> annually
                                      as declared by the Board of Directors
                                      in an aggregate amount equal to 13% of
                                      the liquidation preference at the
                                      beginning of the annual dividend period
                                      plus the amount of dividends, if any,
                                      paid on 173,062 shares of Common Stock
                                      during the corresponding period.

Common Equity Participation           8.65 common shares per share. (Total of
                                      173,062 common shares representing
                                      approximately 1.5% of New Platinum
                                      common shares.)

Ranking Pari passu with Series A-2 Preferred Stock and Series B-1 and B-2 Preferred Stock and preferred over Common Stock as to dividends and upon liquidation.

Liquidation Preference                $1,000 per share plus accrued and
                                      unpaid dividends plus either 8.65
                                      shares of Common Stock or the amount
                                      that 8.65 shares of Common Stock would
                                      be entitled to receive in liquidation.

_____________
[FN]
<F1>     13% cumulative Pay-In-Kind Preferred Stock, Series A-2 is not participating, but otherwise has features similar to the Series A-1 Preferred Stock.

Optional Redemption                   At the issuer's option at any time in
                                      an amount equal to $1,000 per share
                                      plus accrued and unpaid dividends plus
                                      8.65 shares of Common Stock.

Mandatory Redemption                  At the end of 12 years at the optional
                                      redemption price.

Voting Rights                         Non-voting, except for amendments to
                                      the certificate of designations adverse
                                      to the holders of Preferred Stock.
                                      Approval of at least 66 2/3% of the
                                      shares of this series and other
                                      Preferred Stock ranking on parity is
                                      required to approve any new series of
                                      preferred stock ranking senior to the
                                      Preferred Stock.

9% Cumulative Non-redeemable Participating Preferred Stock, Series B-1


Security 15,000 shares of 9% Cumulative Participating Preferred Stock, stated value $1,000 per share, for an aggregate initial value of $15 million.

Dividends                             Cumulative dividends payable in cash or
                                      in kind annually as declared by the
                                      Board of Directors in an aggregate
                                      amount equal to 9% of the liquidation
                                      preference at the beginning of the
                                      annual dividend period plus the amount
                                      of dividends, if any, paid on 44,209
                                      shares of Common Stock during the
                                      corresponding period.

Common Equity Participation           2.96 common shares per share.  (Total
                                      of 44,419 common shares representing
                                      approximately 0.385% of New Platinum
                                      common shares.)

Ranking Pari passu with Series A-1 and A-2 Preferred Stock and Series B-2 Preferred Stock and preferred over Common Stock as to dividends and upon liquidation.

Liquidation Preference                $1,000 per share plus accrued and
                                      unpaid dividends plus either 2.96
                                      shares of Common Stock or the amount
                                      that 2.96 shares of Common Stock would
                                      be entitled to receive in liquidation.

Optional Redemption                   At the issuer's option at any time in
                                      an amount equal to $1,000 per share
                                      plus accrued and unpaid dividends plus
                                      2.96 shares of Common Stock.

Mandatory Redemption                  At the end of 12 years at the optional
                                      redemption price.

Mandatory Conversion                  At any time at the option of the
                                      issuer, all of the shares of the Series
                                      B Preferred Stock will be automatically
                                      converted into a number of shares of
                                      Common Stock equal, for each such share
                                      of Series B-1 Preferred Stock, to (i)
                                      the sum of $1,000 plus accrued and
                                      unpaid dividends, divided by $18, plus
                                      (ii) 2.96.

Voting Rights                         Full voting rights with number of votes
                                      equal to number of shares of Common
                                      Stock issuable upon mandatory
                                      conversion.  Approval of 66 2/3% of the
                                      outstanding shares is required to
                                      approve any amendments to the
                                      certificate of designations adverse to
                                      the holders of Preferred Stock or new
                                      series of preferred stock ranking
                                      senior to the Preferred Stock.

Tax Treatment                         Conversion of common into preferred
                                      non-taxable for JBK

9% Cumulative Participating Preferred Stock, Series B-2


Security 15,000 shares of 9% Cumulative Participating Preferred Stock, stated value $1,000 per share, for an aggregate initial value of $15 million.

Dividends                             Same as Series B-1 Preferred Stock.

Common Equity Participation           Same as Series B-1 Preferred Stock.

Ranking                               Same as Series B-1 Preferred Stock.

Liquidation Preference                Same as Series B-1 Preferred Stock.

Optional Redemption                   None

Mandatory Redemption                  Same as Series B-1 Preferred Stock.

Mandatory Conversion                  Same as Series B-1 Preferred Stock.

Voting Rights                         Same as Series B-1 Preferred Stock.

Tax Treatment                         Conversion of common into preferred
                                      non-taxable for JBK

Exchange Agreement                    After Investors (Blackstone) have
                                      realized a 30% IRR on some portion of
                                      their original cash equity investment,
                                      JBK may elect to convert a pro rata
                                      portion of the number of shares
                                      issuable upon mandatory conversion.

Potential Transaction Timetable


                 November
------------------------------------------
S      M     T     W     T     F      S
       1     2     3     4     5      6
7      8     9     10    11    12     13
14     15    16    17    18    19     20
21     22    23    24    25    26     27
28     29    30



                  December
------------------------------------------
S      M     T     W     T     F      S
                   1     2     3      4
5      6     7     8     9     10     11
12     13    14    15    16    17     18
19     20    21    22    23    24     25
26     27    28    29    30    31



                  January
------------------------------------------
S      M     T     W     T     F      S
                                      1
2      3     4     5     6     7      8
9      10    11    12    13    14     15
16     17    18    19    20    21     22
23     24    25    26    27    28     29
30     31



                  February
------------------------------------------
S      M     T     W     T     F      S
             1     2     3     4      5
6      7     8     9     10    11     12
13     14    15    16    17    18     19
20     21    22    23    24    25     26
27     28    29

         Action                     Estimated Time Needed           Est. Date
      -----------                   ---------------------           ---------

-    Sign merger agreement Issue    N.A.                            11/15/99
     press release

-    File HSR document              Signing + approximately         11/22/99
                                    7 days

-    File merger proxy (initiates   Signing + approximately         11/29/99
     SEC review period)             14 days

-    HSR waiting period expires     Filing + approximately          12/22/99
                                    30 days

-    SEC comments on merger proxy   Proxy filing + approximately    12/29/99
                                    30 days

-    Distribute merger proxy to     Proxy filing + approximately    01/16/00
     shareholders                   45 days

-    Shareholder vote               Proxy mailing + approximately   02/28/00
                                    45 days

-    Closing                        Day after shareholder vote      02/29/00


Note:  Timing variable depending on SEC review process.

Sources and Uses of Funds and Pro Forma Capitalization


Sources and Uses of Funds<F1>                                  ($ in millions)

          Sources                                                        Uses
----------------------------                                   ------------------------
Revolving Credit Facility<F2>             $0.0          0.0%   Purchase of Common Stock        $343.6        72.0%

Senior Debt                               75.0         15.7    Repayment of Existing Debt        40.0         8.4

Senior Subordinated Notes/Facility       150.0         31.4    Fees and Expenses                 28.4         6.0

Sponsor Equity Contribution              187.0         39.2

Total Cash Sources                      $412.0         86.4%   Total Cash Uses                 $412.0        86.4%

PIK Preferred Stock (AIG, JBK)            50.0         10.5    Exchange of Common Stock          65.0        13.6

Management Retained Equity                15.0          3.1

Total Non Cash Sources                   $65.0         13.6%   Total Non Cash Uses              $65.0        13.6%

Total Sources                           $477.0        100.0%   Total Uses                      $477.0       100.0%

Pro Forma Capitalization                                                                         ($ in million)
-------------------------                                                                        -------------
                                                                                                  $            %
                                                                                                ---          ---

Total Debt                                                                                  $   225.0        47.2%
PIK Preferred Stock                                                                              50.0        10.5
Common Equity                                                                                   202.0        42.3
                                                                                             --------       ------
         Total Equity                                                                       $   252.0        52.8%
          Total Capitalization                                                              $   477.0       100.0%

------------------
[FN]

<F1>   Based on Blackstone's Proposal.
<F2>   $125 million facility for acquisitions and working capital requirements.

Implied Transaction Value @ $18.00 Per Share


                                     ($ in millions, except per share amounts)
Common Shares Outstanding<F1> . . . . . . . . . . . . . .        22.173
In the Money Options<F1> . . . . . . . . . . .. . . . . .         1.023
Fully-Diluted Shares Outstanding  . . . . . . . . . . . .        23.196
Price per Share . . . . . . . . . . . . . . . . . . . . .       $18.00
Gross Equity Value  . . . . . . . . . . . . . . . . . . .       $417.5
Less:  Option Proceeds<F1>.  . . . . . . . . . . .  . . .         (8.9)
Equity Value  . . . . . . . . . . . . . . . . . . . . . .       $408.6
Plus:  Debt<F2>. . . . . . . . . . . . . . .. . . . . . .         62.5
Less:  Cash<F2>. . .  . . . . . . . . . . . . . . . . . .        (11.4)
Enterprise Value  . . . . . . . . . . . . . . . . . . . .       $459.8

-------------
[FN]
<F1>   Source:  Company share and option schedule dated August 24, 1999.
<F2>   As of September 30, 1999.

Implied Premiums and Transaction Multiples for Platinum @ $18.00

                                         ($ millions, except per share amounts)
Premium to:
Platinum Price on 11/11/99 of $15.50                         16.1%
Last 20 trading days average of $14.95                       20.4
One month prior price of $13.19 (10/12/99)                   36.5
52 week high of $41.38 (1/22/99)                            (56.5)
52 week low of $11.50 (10/18/99)                             56.5
Total Equity Value                                         $408.6
Total Enterprise Value                                      459.8

                                                          Data<F1>                      Multiple<F4>
                                                          --------                      ------------
Enterprise Value to:
Revenue:                LTM                               $305.0                             1.51x
                        1999E<F2>                          311.6                             1.48
                        2000E<F3>                          397.7                             1.28

EBITDA:                 LTM                               $ 43.9                            10.5x
                        1999E<F2>                           43.8                            10.5
                        2000E<F3>                           60.8                             8.4

EBIT:                   LTM                               $ 30.5                            15.1x
                        1999E<F2>                           30.0                            15.3
                        2000E<F3>                           45.0                            11.3





                                        -17-

                                                                   Company            First           Company
Price Per Share to:                  First Call                   Projections         Call          Projections

EPS:                    LTM               --                         $0.74             --              24.3x
                        1999E           $0.89                         0.72            20.2x            25.1
                        2000E<F2>        1.05                         1.00            17.1             18.0

____________________
[FN]

<F1>     Latest twelve months ("LTM") ended September 30, 1999.  Pro forma to include full year operations of Buchler Phillips and Fact Finders. Excludes restructuring and merger expenses of $13.6 and $7.9 million for LTM and 1999E, respectively, and Calvi recovery of $1.6 million for LTM and 1999E.
<F2>     Source:  Company management.
<F3>     Source:  Company Projections.
<F4>     Enterprise Value adjusted to reflect $50 million of incremental capital required to finance year 2000 acquisitions.

Section 2


Historical and Projected Results

Historical and Projected Results-Consolidated Company


Based on Company Projections<F1>      ($ in millions, except per share amounts)

                          Historical                                                  Projected
                   ---------------------------                         -----------------------------------------
                                                          1996-                                                   1999E-  1999E-
                                              Estimated   1999E                                                   2001E   2004E
                   1996     1997       1998    1999<F2>   CAGR     2000      2001      2002    2003     2004      CAGR     CAGR
                    ---      ---        ---     ---       ---       ---      ---       ---     ---       ---       ---     ---

Organic
 Revenues       $ 237.4   $ 250.9    $ 301.6  $ 311.6     9.5%    $ 346.4   $ 378.5  $ 406.9  $ 436.5  $ 468.6    10.2%    8.5%
   Growth         --          5.7%      20.2%     3.3%               11.2%      9.3%     7.5%     7.3%     7.4%
 EBITDA           NA          NA         NA      43.8             $  51.2   $  56.8  $  61.8  $  67.2  $  73.2    13.9%   10.8%
   Margin %       NA          NA         NA      14.1                14.8%     15.0%    15.2%    15.4%    15.6%

Total
 Revenues       $ 158.9   $ 192.9    $ 254.5  $ 306.5    24.5%    $ 397.7   $ 485.0  $ 572.8  $ 667.2  $ 769.3    25.8%   20.2%
   % Growth                  21.4%      32.0%    20.4%               29.7%     22.0%    18.1%    16.5%    15.3%
 EBITDA         $  18.7   $  24.3    $  37.8  $  42.5    31.6%    $  60.8   $  76.7  $  92.6  $ 109.7  $ 128.1    34.3%   24.7%
   Margin %        11.7%     12.6%      14.9%    13.9%               15.3%     15.8%    16.2%    16.4%    16.7%
 Earnings per
   Share        $   0.52  $   0.51   $   0.90 $   0.72            $   1.00  $   1.30 $   1.62 $   2.00 $   2.43   34.6%   27.6%
   % Growth                  (3.5%)     77.5%   (20.0%)  13.2%       39.9%     29.5%    24.9%    23.0%    21.6%

[FN]
Note: Organic results include full year credit for acquisitions accounted for as purchases from 1996-1999 (including Buchler Phillips). Years 2000-2004 are adjusted to exclude future acquisitions.
<F1>   Company Projections represent current management base case projections.
<F2>   Excludes Calvi recovery.

Historical and Projected Results-KRCS
Based on Company Projections for KRCS
($ in millions)

                        Historical                                                        Projected
                 -----------------------                        ----------------------------------------------------------------
                                                        1996-                                                    1999-     1999-
                                           Estimated    1999                                                     2001      2004
                 1996     1997      1998     1999       CAGR    2000     2001      2002        2003      2004     CAGR      CAGR
                 ---      ---       ---       ---       ---     ---      ---       ---         ---       ---       ---       ---
Revenues
 Organic       $ 128.4  $ 135.7   $ 163.1   $ 181.8    12.3%  $ 185.6   $ 199.1   $ 213.5    $ 229.2   $ 246.0     4.6%     6.2%
   % Growth                 5.7%     20.2%     11.4%              2.1%      7.3%      7.1%       7.5%      7.3%
 Total         $  79.8   $ 87.3   $ 117.6   $ 176.8    30.4%  $ 226.7   $ 284.4   $ 346.7    $ 414.1   $ 486.9    26.8%    22.5%
   % Growth                 9.5%     34.6%     50.3%             28.2      25.5%     21.9%      19.4%     17.6%

EBIT
 Organic         NA        NA     $   NA    $  23.7      NA   $  26.4   $  28.7   $  31.1    $  33.7   $  36.6    12.9%    10.2%
   Margin%       NA        NA         NA       13.0%             14.2%     14.4%     14.6%      14.7%     14.9%
 Total         $   6.3   $  6.2   $  15.3   $  21.1    49.6%  $  32.6   $  41.4   $  51.0    $  61.4   $  72.7    39.7%    27.9%
   Margin%         7.9%     7.1%     13.0%     11.9%             14.4%     14.6%     14.7%      14.8%     14.9%

--------------
[FN]
Note: Organic results include full year credit for acquisitions accounted for as purchases from 1996-1999 (including Buchler Phillips). Years 2000-2004 are adjusted to exclude future acquisitions.

Historical and Projected Results-SPSG
Based on Company Projections for SPSG



                        Historical                                                        Projected
                 -----------------------                        ----------------------------------------------------------------
                                                        1996-                                                     1999-   1999-
                                           Estimated    1999                                                      2001    2004
                 1996     1997      1998     1999       CAGR    2000       2001       2002      2003    2004       CAGR    CAGR
                 ---      ---       ---       ---       ---     ---        ---        ---       ---     ---         ---     ---
Revenues
 Organic       $ 109.1  $ 115.2   $ 138.4  $ 125.8      4.9%  $ 140.1    $ 146.4    $ 155.3   $ 165.4   $ 176.5     7.9%    7.0%
   % Growth                 5.6%     20.1%    (9.1%)             11.4%       4.5%       6.1%      6.5%      6.7%
 Total         $  79.2  $ 105.6   $ 136.8  $ 125.8     16.7%  $ 150.3    $ 167.5    $ 188.0   $ 211.2   $ 236.3    15.4%   13.4%
   % Growth                33.3%     29.6%    (8.1%)             19.5%      11.4%      12.2%     12.3%     11.9%

EBIT
 Organic         NA        NA     $  NA    $  19.4      NA    $  20.4    $  22.1    $  24.1   $  26.3   $  28.8     6.7%    8.2%
   Margin%       NA        NA        NA       15.4%              14.6%      15.1%      15.5%     15.9%     16.3%
 Total         $   7.0  $  11.5   $  21.3  $  19.4     40.8%  $  21.9    $  25.3    $  29.0   $  33.2   $  37.8    14.1%   14.2%
   Margin%         8.8%    10.9%     15.6%    15.4%              14.6%      15.1%      15.4%     15.7%     16.0%

-------------------
[FN]
Note: Organic results include full year credit for acquisitions accounted for as purchases from 1996-1999 (including Buchler Phillips).
       Years 2000-2004 are adjusted to exclude future acquisitions.

Historical and Projected Results ISG
Based on Company Projections for ISG

                        Historical                                                        Projected
                 -----------------------                        ----------------------------------------------------------------
                                                        1996-                                                     1999-   1999-
                                           Estimated    1999                                                      2001    2004
                 1996     1997      1998     1999       CAGR    2000       2001       2002     2003     2004       CAGR    CAGR
                 ---      ---       ---       ---       ---     ---        ---        ---      ---      ---         ---     ---
Revenues
 Organic         NA        NA       NA      $ 4.0       NA     $ 20.7    $ 33.1    $ 38.1     $ 41.9   $ 46.1     189.1%   63.3%
   % Growth      NA        NA       NA        NM                422.2%     60.0%     15.0%      10.0%    10.0%
 Total           NA        NA       NA        4.0       NA     $ 20.7    $ 33.1    $ 38.1     $ 41.9   $ 46.1     189.1%   63.3%
   % Growth      NA        NA       NA        NM                422.2%     60.0%     15.0%      10.0%    10.0%

EBIT
 Organic         --        NA     ($1.8)    ($0.6)      NA     $  0.5    $  2.3    $  3.0     $  4.6   $  5.6      NM        NM
   Margin %                NA       NM        NM                  2.4%      6.9%      7.9%      11.0%    12.1%
 Total           NA        NA     ($1.8)    ($0.6)      NA     $  0.5    $  2.3    $  3.0     $  4.6   $  5.6      NM        NM
   Margin %      NA        NA       NM        NM                  2.4%      6.9%      7.9%      11.0%    12.1%

---------------------
[FN]
Note: Organic results include full year credit for acquisitions accounted for as purchases from 1996-1999 (including Buchler Phillips). Years 2000-2004 are adjusted to exclude future acquisitions.

Section 3

Stock Price Performance

Relative Stock Price Performance

Indexed Stock Price Performance Since 8/1/97-(K/O Deal Announced on 8/7/97)


[Graphic chart]

Name                                                   Date             Index
Platinum                                               8/1/97          100.00
                                                      12/1/97          136.19
                                                       5/1/98          158.10
                                                       9/1/98          184.29
                                                       2/1/99          283.81
                                                       6/1/99          159.05
                                                      11/1/99          130.00

S&P 400                                                8/1/97          100.00
                                                      12/1/97          102.41
                                                       5/1/98          131.91
                                                       9/1/98          106.96
                                                       2/1/99          122.43
                                                       6/1/99          127.02
                                                      11/1/99          122.58

Business Information/Consulting Group<FN1>             8/1/97          100.00
                                                      12/1/97          107.73
                                                       5/1/98          121.26
                                                       9/1/98          106.67
                                                       2/1/99          120.51
                                                       6/1/99          130.56
                                                      11/1/99          125.46

Security Products/Services Group<FN2>                  8/1/97          100.00
                                                      12/1/97          105.53
                                                       5/1/98          118.98
                                                       9/1/98           95.40
                                                       2/1/99           96.08
                                                       6/1/99           83.34
                                                      11/1/99           73.95

--------------------
(1) Includes FTI Consulting, ChoicePoint, Landauer, Navigant Consulting Corp., Gartner Group, The Dun & Bradstreet Group and Shared Medical Systems and ICTS International.
(2) Includes Armor Holdings, Burns International Service Corp., Checkpoint Systems, ITI Technologies, Pittston-Brinks and Wackenhut.

[Graphic chart]
Platinum Stock Price Performance

                       Platinum Stock Price Performance

             Platinum Historical Stock Price and Volume Traded:
                      August 1, 1997 - November 11, 1999
                                                             Volume     Price
                                                             ------     -----
A.   08/07/97  Announced agreement to merge with              9,200    $12.375
               Kroll Associates

B.   10/01/97  Signed $1.87M contract to supply U.S.         18,600     17.875
               Air Force with HMMWV Vehicles

C.   12/01/97  Completed Kroll-O'Gara merger                    500     17.250

D.   01/16/98  Announced intention to acquire Lindquist      28,900     17.625
               Avey MacDonald Baskerville Inc.

E.   05/05/98  Public Offering of 5,060,000 shares for       66,300     22.250
               $20.50/share

F.   05/14/98  Agrees to acquire Protec SA, a Colombian      67,800     21.750
               car armoring firm

G.   06/16/98  Announced closing of acquisition of          247,000     22.000
               Lindquist Avey MacDonald Baskerville, Inc.

H.   08/24/98  Signed a definitive agreement to buy          77,700     24.000
               InPhoto Surveillance

I.   10/22/98  Announced acquisition of Laboratory           52,100     24.500
               Specialists

J.   12/31/98  Announced acquisition of Schiff &             61,200     39.438
               Associates

K.   01/04/99  Announced acquisition of Securify            274,300     35.875

L.   01/21/99  Announced agreement to buy Background         37,800     37.250
               America

M.   05/03/99  U.S. Army exercises its option to purchase   574,400     25.000
               245 additional up-armored HMMWVs

N.   06/03/99  Company agrees to acquire Buchler Philips     85,200     21.813

O.   07/20/99  Board meeting to review strategic             39,700     19.875
               alternatives

P.   07/26/99  Initiated contacts with potential investors   65,500     19.500

Q.   09/16/99  Receipt of preliminary proposals              41,100     24.063

R.   09/22/99  Board meeting to review preliminary          342,500     26.313
               proposals

S.   09/23/99  Announced revised earnings expectations and  493,700     25.813
               strategic alternatives process

T.   09/29/99  PWC Press Release                            687,100     17.563

Section 4

Valuation Analysis

Section 4-A

Trading Multiples of Selected Comparable Companies

Current Valuation of Comparable Companies



($ in millions, except per share data)


                                                                                        Enterprise Value/LTM<F4>  P/E Ratios<F5>
                                                                                    -----------------------   --------------

                             Stock                                 Equity   Enterprise
                             Price<F1>  52 Week   52 Week    % of  Value<F2> Value<F3>
                                          High      Low      High                     Revenue   EBITDA    EBIT    CY1999E  CY2000E
                             --------  -------   -------    ----    -------  -------- -------   ------    ----    -------  -------
Business
Information/Consulting
ChoicePoint                   $64.19   $71.25   $45.38      90.1%   $1,009.3  $1,196.6  2.82x    10.3x     15.4x     24.9x   19.8x
The Dun & Bradstreet
Group<F6>                      28.13    40.00    23.38      70.3     4,580.9   4,935.8  2.51      8.1      10.5      17.1    16.0

Gartner Group                  11.75    25.75     9.56      45.6     1,042.5   1,203.6  1.64      6.2       7.5      12.4    12.5

ICTS International N.V.         4.88     6.63     3.63      73.6        30.5      32.0  0.23      5.0       6.6      11.9     9.4

Landauer Inc.                  26.13    32.75    23.69      79.8       230.1     229.5  5.24     10.1      11.6      19.9    17.2

Navigant Consulting<F7>        25.25    54.25    19.38      46.5     1,056.4     990.8  2.39      8.8       9.5      17.3    13.2

Shared Medical Systems         39.81    73.50    35.50      54.2     1,063.4   1,227.6  0.99      6.6       8.9      14.1    12.3

                               Harmonic Mean                                            0.96x     7.4x      9.3x     15.8x   13.6x
Security Products/Services
Armor Holdings, Inc.          $10.19   $14.94    $8.50      68.2%     $250.9    $231.9  1.50x     8.7x     10.9x     15.2x   11.8x
Burns International Services
Corp.                           9.44    22.06     8.25      42.8       185.9     292.6  0.21      4.0       4.7       7.7     7.0

Checkpoint Systems              7.94    14.00     7.00      56.7       240.8     331.3  0.93      5.7      10.2      13.0     9.8

ITI Technologies               27.00    37.25    19.50      72.5       242.1     238.2  2.03      8.4       9.8      13.9    11.8

Pittston-Brinks                18.94    32.00    18.13      59.2       775.9     893.8  0.56      3.7       6.2       9.0     7.9

Wackenhut Corporation          13.60    25.46    13.14      53.4       207.5     223.1  0.11      3.8       6.1      10.5     8.8
                               Harmonic Mean                                            0.33x     5.0x      7.2x     10.9x    9.2x
                               Overall Harmonic Mean                                    0.52x     6.1x      8.2x     13.1x   11.1x




                                                                                                                        Company
                                                                                                      First Call     Projection(8)
                                                                                                      ----------     -------------
                                                                                                     1999E   2000E   1999E   2000E
Platinum                                                                                              P/E     P/E     P/E     P/E
---------                                                                                            -----   -----   -----   -----

Current Price             $15.50  $41.38  $11.50   37.5%    $350.5 $401.6   1.31x    9.3x   13.0x    17.4x   14.8x   21.5x   15.5x
At $18                    $18.00  $41.38  $11.50   43.5%    $408.6  459.8   1.51x   10.5x   15.1x    20.2x   17.1x   25.1x   18.0x


____________________
[FN]
<F1>    Based on closing stock prices as of November 11, 1999.
<F2>    Equity value defined as diluted number of shares times closing stock price on November 11, 1999.
<F3>    Enterprise value defined as equity value plus debt, minority interests and preferred stock minus cash.
<F4>    Adjusted to exclude non-recurring items.
<F5>    Source:  First Call.
<F6>    On August 19, 1999, Dun & Bradstreet announced that third-quarter and full year profits would drop from a year ago and it would not meet analyst estimates because of falling US sales.
<F7>    On September 9, 1999, Navigant (formerly the Metzler Group, Inc.)
        announced that it had retained DLJ as its financial advisor to assist it in exploring strategic alternatives.
<F8>    Company Projections represent current management base case projections.

Description of Comparable Public Companies-KRCS


($ in millions)

                                LTM         Equity
Company                        Sales       Value<F1>    Business Description
-------                        -----       ---------    --------------------
ChoicePoint                     $415.3      $1,009.3   ChoicePoint's Business and Government Services Group generated $108M in 1998 revenues.  Services include verification, due diligence information, uniform commercial code searches, background and drug screenings, public record searches, credential verification and people and shareholder locator searches.  The Company's Insurance Services
                                                       Group generated $298M in 1998 revenues.  Services include claims history databases, motor vehicle records, credit information and modeling, customized policy rating and issuance software, property inspections and audits to the commercial insurance market and laboratory testing services.

The Dun & Bradstreet           1,967.6       4,580.9   Dun & Bradstreet's Credit Information services include commercial
  Group                                                credit, loan, insurance underwriting and client evaluation, as well as predictive payment and bankruptcy modeling. The Company's Moody's division is a leading global credit rating agency and generated
                                                       $495.5M of revenue in 1998. The Company also provides marketing information services, purchasing information services and receivables management advice.

Gartner Group                    734.2       1,042.5   Gartner Group, Inc.  performs detailed analysis of developments in technology industries such as computer hardware, software and communications (collectively, the information technology, or IT, industry).  Such analysis is then packaged into annually renewable subscription-based products and distributed through print and electronic media, including the Internet.

ICTS International N.V.          136.9          30.5   ICTS is a provider of advanced aviation security services, and operates primarily in Europe and the United States, providing passenger handling related services to major carriers.  The Company, with 7,000 employees, has offices in nearly 90 airports, most of which are international gateways that inherently have security demands.
                                                       ICTS also performs security consulting, training and auditing for airlines and airports, including recommending the adoption of specified security procedures, developing recruitment and training programs and working with airport authorities to ensure that clients comply with local requirements

Landauer Inc.                    $43.8        $230.1   Landauer offers a service for measuring, primarily through film and thermoluminescent badges worn by client personnel, the dosages of
                                                       X-rays, gamma radiation and other penetrating ionizing radiation to which the wearer has been exposed.  While most revenues are derived from US customers, services are also marketed in the UK and Canada.

                                     -35-


Navigant Consulting              414.1       1,056.4   Navigant Consulting (formerly the Metzler Group, Inc.) is a leading provider of consulting services to energy-based and other network and regulated industries.  The Company offers litigation support services, expert testimony and financial analysis through its LECG, Inc.
                                                       subsidiary.  In addition, the Company's Metzler Associates subsidiary offers information technology services including information systems planning, software and hardware solutions evaluation, tailored software integration and systems implementation management. The
                                                       Company's Peterson Consulting L.L.C. subsidiary also specializes in providing information services, data processing functions, quantitative damage assessment and process operations management.

Shared Medical Systems         1,236.2       1,063.4   SMS develops hospital and physician information systems software.  The software runs on a variety of hardware and technology platforms.
                                                       Parent/holding company of high-tech units involved in accounting and healthcare software, web site development services and health information webcasting services.  Products are sold to the healthcare industry.  The bulk of revenue is derived from activity in the software industry.

___________________
[FN]

<F1>      Based on closing stock prices on November 11, 1999.

Description of Comparable Public Companies-SPSG


($ in millions)

                                                  Equity
         Company                 LTM Sales       Value<F1>      Business Description
         -------                 ---------       ---------      --------------------
Armor Holdings                   $142.5          $250.9         Armor Holding is an armor products business and a security equipment company.  The former business mainly involves the development, manufacture and distribution of bullet and
                                                                projectile resistant garments.  These include bullet
                                                                resistant sharp instrument penetration resistant vests,
                                                                bullet resistant blankets, bomb disposal suits and helmets, bomb protection and disposal equipment and load bearing
                                                                vests.  The latter business develops, manufactures and
                                                                distributes other ballistic protection and security
                                                                equipment, including explosive ordinance device (EOD)
                                                                handling and detection equipment, EOD suppression and
                                                                disposal equipment, helmets, face masks, shields, hard armor ballistic plates, customized armor for vehicles and other
                                                                custom armored products.

Burns International              1,323.1         185.9          Burns International provides guard services, background
Services Corp.                                                  screenings, contract employment and investigative services.
                                                                Security officers patrol and monitor commercial, financial, industrial, residential and government facilities.  In May,
                                                                Borg Warner sold its electronic security services business,
                                                                Wells Fargo Alarm Services, to ADT Security Services.  On
                                                                June 18, the Company postponed its 4.8M share secondary
                                                                offering after receiving an unsolicited indication of
                                                                interest in a business combination from another company.

Checkpoint Systems               364.3           240.8          Checkpoint provides retailers, commercial and industrial
                                                                businesses, and systems integrators with comprehensive radio frequency technology-based supply chain management and
                                                                security solutions.  Radio frequency products include those associated with identification (RFID), such as automatic
                                                                identification, supply chain management and item tracking, as well as radio frequency electronic article surveillance
                                                                systems.  Other products include Impulse source tagging, for use in retail stores, closed circuit televisions, fire and intrusion alarm systems, central station monitoring, and
                                                                electronic access control systems.






                                     -37-


ITI Technologies                 109.6           242.1          ITI designs, manufactures, and markets electronic security systems and access control systems, selling to its
                                                                independent dealer network, large security companies, and
                                                                other private label customers and electric and gas utility companies.  The Company currently competes in the burglar
                                                                alarm segment, the electronic access control segment, and the commercial fire detection segment.  The Company competes in both primary types of security systems: hardwire systems,
                                                                operating under the CADDX label, operate with control panel and sensor communication through wires; ITI Supervised
                                                                Wireless Security systems utilize digitized voice technology, touch-tone telephone interface, and superior supervised radio technology.

Pittston-Brinks                  1,526.8         775.9          Pittston Brink's Group operates the famous Brink's armored cars.  In addition to armored cars, PZB provides automated teller servicing, currency and deposit processing, coin
                                                                wrapping, air courier services and residential security
                                                                systems.  It operates in 48 countries, generating 49% of its
                                                                1998 revenues outside of North America.

Wackenhut Corporation            1,856.6         207.5          The Company is a leading international provider of security services, a developer and manager of correctional facilities and a temporary staffing provider.  Through its services
                                                                division (74% of 1997 revenues), the company provides
                                                                security services and food services to commercial and
                                                                governmental customers.  The correctional services segment
                                                                (18%) designs, develops and manages prisons for government agencies.  The employee leasing business (8%) has an employee base in excess of 22,100 personnel.


[FN]

<F1>      Based on closing stock prices on November 11, 1999.

Section 4-B


Present Value of Hypothetical Future Stock Price Analysis

Present Value of Hypothetical Future Stock Price



                                                          Without Acquisitions                        With Acquisitions
                                                          Assumed P/E Multiple                       Assumed P/E Multiple
                                                  -----------------------------------      -------------------------------------
                                                   15.0x<F1>     17.6x<F2>      20.0x      15.0x<F1>     17.6x<F2>     20.0x
Potential Future Stock Price
One Year Hence (c. November 2000)                 $13.05        $15.32         $17.41     $15.04        $17.65        $20.06
Two Years Hence (c. November 2001)                 15.96         18.73          21.28      19.49         22.86         25.98

PV
of Potential Future Stock Price at 14%<F3>
One Year Hence (c. November 2000)                 $11.45        $13.44         $15.27     $13.19        $15.48        $17.59
Two Years Hence (c. November 2001)                 12.28         14.41          16.38      14.59         17.59         19.99


EPS (Company Projections)                                 Without Acquisitions                        With Acquisitions
2000E                                                            $0.87                                    $1.00
2001E                                                             1.06                                     1.30



____________________
[FN]
<F1>    Based on Platinum closing stock price of $13.31 on October 25, 1999.
<F2>    Based on Platinum closing stock price of $20.75 on July 16, 1999.
<F3>    Estimated cost of equity for Platinum based on the Capital Asset
        Pricing Model.

Section 4-C


Discounted Cash Flow Analysis

Discounted Cash Flow Methodology




We applied a discounted cash flow analysis to the Company Projections. The following outlines our approach:


- The annual after-tax unlevered free cash flows for the years from 2000 through 2004 were discounted back to December 31, 1999 using discount rates ranging from 12.0% to 14.0%, based on the estimated weighted average cost of capital derived through the Capital Asset Pricing Model


- The terminal value was calculated using an assumed trailing EBITDA multiple of 7.5-9.5x, applied to 2004 EBITDA. At a 13.0% weighted average cost of capital, Platinum's implied trailing net income multiple ranges from 16.0x to 20.3x, and the implied perpetual growth rate in free cash flow ranges from 5.7% to 7.1%

DCF Analysis

Implied Value Per Share at 12/31/99  ($ in millions, except per share amounts)


                                                                Without Acquisitions                    With Acquisitions
                                            Discount       Exit Multiple of 2004E EBITDA          Exit Multiple of 2004E EBITDA
                                              Rate         -----------------------------          -----------------------------
                                             (WACC)        7.5x         8.5x         9.5x         7.5x        8.5x         9.5x
                                            --------       ----         ----         ----         ----        ----         ----
PV of Free Cash (2000E-2004E)                   12.0%     $ 107.5     $  107.5     $ 107.5      ($ 10.4)     ($ 10.4)     ($ 10.4)
PV of Terminal Value                                        311.5        353.1       394.6        545.2        617.8        690.5
Implied Enterprise Value                                  $ 419.0     $  460.6     $ 502.1      $ 534.7      $ 607.4      $ 680.1

Implied Gross Equity Value                                $ 385.8     $  432.8     $ 478.8      $ 512.9      $ 585.6      $ 674.5
Implied Perpetual Growth Rate in FCF                          5.2%         6.0%        6.6%         4.7%         5.5%         6.2%
Implied Trailing Unlevered Net Income
 Multiple                                                    15.8x        17.9x       20.1x        16.0x        18.2x        20.3x
Implied Value Per Share                                   $ 16.83     $  18.63     $ 20.41      $ 21.80      $ 24.89      $ 27.96

PV of Free Cash Flow (2000E-2004E)             13.0%      $ 104.7     $  104.7     $ 104.7      ($10.8)      ($10.8)       ($10.8)
PV of Terminal Value                                        298.0        337.7       377.4        521.5        591.0        660.5
Implied Enterprise Value                                  $ 402.7     $  442.4     $ 482.1      $ 510.7      $ 580.0      $ 649.7
Implied Gross Equity Value                                $ 369.4     $  413.8     $ 454.4      $ 487.7      $ 558.4      $ 628.2
Implied Perpetual Growth Rate in FCF                          6.2%         6.9%        7.5%         5.7%         6.5%         7.1%
Implied Trailing Unlevered Net Income
 Multiple                                                    15.8x        17.9x       20.1x        16.0x        18.2x        20.3x
Implied Value Per Share                                   $ 16.12     $  17.84     $ 19.55      $ 20.78      $ 23.73      $ 26.69

PV of Free Cash Flow (2000E-2004E)             14.0%      $ 102.0     $  102.0     $ 102.0       ($11.1)      ($11.1)      ($11.1)
PV of Terminal Value                                        285.1        323.2       361.2        499.0        565.5        632.0
Implied Enterprise Value                                  $ 387.1     $  425.2     $ 463.2      $ 487.9      $ 554.4      $ 621.0
Implied Gross Equity Value                                $ 353.9     $  391.9     $ 435.4      $ 460.1      $ 532.6      $ 599.2
Implied Perpetual Growth Rate in FCF                          7.1%         7.9%        8.5%         6.6%         7.4%         8.1%
Implied Trailing Unlevered Net Income
 Multiple                                                    15.8x        17.9x       20.1x        16.0x        18.2x        20.3x
Implied Value Per Share                                   $ 15.44     $  17.10     $ 18.74      $ 19.80      $ 22.64      $ 25.47




____________________

Source:  Derived from Company Projections.


Section 4-D


Acquisition Multiples of Selected Precedent Transactions

Selected Precedent M&A Transactions


No truly comparable precedent M&A transactions




($ in millions)



                                                                                      Enterprise Enterprise  Enterprise    Equity
                                                     Date     Enterprise    Equity    Value/LTM   Value/LTM   Value/LTM  Value/LTM
         Target Name             Acquiror Name     Announced     Value      Value      Revenues    EBITDA       EBIT     Net Income
----------------------------     -------------     ---------  ----------    ------    ----------  ---------   ---------  ----------

Business
Information/Consulting
Pinkerton Inc                  Securities AB      2/23/99      $  406.9    $  383.8         0.4x      11.5x       21.0x       57.2x
LECG Inc.                      Metzler Group      7/1/98          277.4       294.4         5.0       25.9        28.3        48.0
Kroll Associates               O'Gara             8/7/97           95.9        84.8         1.3        9.4        14.9          NM
AT Kearney                     EDS                2/17/95         560.7       560.7         1.5         NA          NA          NA
Market Facts                   Aegis              4/30/99         289.5       296.9         2.0       14.3        18.6        30.8
                               Harmonic Mean<F1>                                            0.9x      11.4x       17.8x       40.1x
Home Security Monitoring
Holmes Protection Group        Tyco               12/29/97     $  145.2    $  117.1         2.3x      33.0x         NM          NM
                               International
                               Ltd.
ADT Ltd.                       Tyco               3/17/97       5,731.5     5,154.9         3.4       13.0        26.5          NM
                               International
                               Ltd.
Republic Security Co.          Ameritech Corp.    9/29/97         610.0       610.0         6.0         NA        36.6          NA
Holdings
Westinghouse Security Systems  Western Resources  12/16/96        425.0       368.0         3.9         NA          NA          NA
                               Inc.

                               Harmonic Mean                                                3.5x      18.6x       30.7x         --
Specialty Vehicle Components
Excel                          Dura Automotive    1/19/99      $  486.5    $  332.8         0.5x       7.0x       13.7x       22.8x
                               Lund
                               International
Deflecta-Shield Corp.          Holdings, Inc.     11/28/97         86.8        76.8         1.2        9.0        12.7        17.7
                               Harmonic Mean                                                0.7x       7.9x       13.2x       19.9x
                               Overall Harmonic
                               Mean<F1>                                                     1.2x      11.2x       18.2x       26.6x
Platinum At $18                                                $  459.8    $  408.6         1.5x      10.5x       15.1x       24.3x


                                     -45-


____________________

Source:  Securities Data Company, company filings.
<F1>     Harmonic means exclude LECG.



Selected Precedent M&A Transactions-KRCS


Business Information/Consulting




     Target Name      Acquiror Name         Date Announced        Target Description
     -----------      -------------         --------------        ------------------
Pinkerton             Securitas AB          2/23/99               The second largest operator in the US guard services
                                                                  industry, and has about 5,000 clients to which it offers
                                                                  guard services, alarm installation and monitoring and
                                                                  security consulting and investigative services

LECG Inc.             Metzler Group         7/1/98                A group of business consultants, specializing in antitrust, industry deregulation, business valuation, damages
                                                                  analyses, economic and financial modeling, intellectual
                                                                  property valuation, environmental economics, marketing
                                                                  economics and public policy

Kroll Associates      O'Gara                8/7/97                New York-based investigation and intelligence firm

AT Kearney            EDS                   2/17/95               Accounting firm known for operational expertise in
                                                                  management consulting practices

Market Facts          Aegis                 4/30/99               A leading provider of custom market research services


Selected Precedent M&A Transactions-SPSG


Home Security Monitoring Services




       Target Name        Acquiror Name          Date Announced     Target Description
       -----------        -------------          --------------     ------------------

Holmes Protection Group   Tyco International Ltd.12/29/97            Provider of electronic-security systems to more than
                                                                     65,000 customers in the US

ADT Ltd.                  Tyco International Ltd.3/17/97             The nation's largest burglar-alarm company

Republic Security Co.     Ameritech Corp         9/29/97             Republic Industries' security division ranks seventh in
                                                                     a survey of the country's top security monitoring firms

Westinghouse Security     Western Resources      12/16/96            Westinghouse Security Systems was Westinghouse Electric
Systems                   Inc.                                       Corp.'s residential burglar-alarm business


Specialty Vehicle Components


       Target Name        Acquiror Name           Date Announced     Target Description
       -----------        -------------           --------------     ------------------


Excel Industries          Dura Automotive        1/19/99             Excel produces plastic and metal encapsulated window
                                                                     assemblies, door systems, seat systems and injection
                                                                     molded plastic products for the light vehicle segment

Deflecta-Shield Corp.     Lund International     11/28/97            Deflecta-Shield Corporation manufactures plastic,
                          Holdings                                   fiberglass and aluminum appearance accessories for
                                                                     light trucks and heavy trucks

Sum-of-the-Parts Valuation Analysis


The sum-of-parts valuation below does not reflect the corporate level taxes that would be incurred on a sale by the Company of individual business units, but provides an indication of total firm value.


                                              Valuation Range                      Selected Benchmarks
                                            ---------------------      ----------------------------------------
                                             Low             High       KRCS:
Segment:                                                                -   Revenue, EBITDA and net income multiples
    KRCS                                    $250.0           $325.0         (trading and acquisition)
    SPSG                                     125.0            175.0     -   Particular reference to ChoicePoint
    ISG                                       30.0             70.0     -   DCF
    Voice & Data                               5.0             12.0
                                          --------         --------
Enterprise Value                            $410.0           $582.0     SPSG:

    Less:  Debt as of September 30, 1999     (62.5)           (62.5)    -   EBITDA and net income multiples
    Plus:  Cash as of September 30, 1999      11.4             11.4     -   Particular reference to Armor Holding
    Plus:  Options Proceeds<F1>                4.2             15.6     -   Specialty Vehicle Components acquisitions
    Gross Equity Value                      $363.1           $546.5     -   DCF
                                            --------         --------
Gross Diluted Shares<F1>                      22.923           23.528
                                            --------         --------
Implied Value Per Share                      $15.84           $23.23    ISG:
                                                                        -   Yr. 2000 revenue multiples--review of
Platinum Stock Price on 11/11/99             $15.50           $15.50        broad group of technology consulting
                                                                            and security software companies
Premium/(Discount)                             2.2%            49.9%    -   DCF


[FN]
<F1>      Source:  Company share and option schedule dated August 24, 1999.

Section 4-E


Sum-of-the-Parts Valuation Analysis

Sum-of-the-Parts Valuation Range-Implied Multiples



($ in millions)


                                                 KRCS                            SPSG                             ISG
                                     ---------------------------     ---------------------------     ----------------------------
                                     Data<F1>     Low       High     Data<F1>     Low       High     Data<F1>     Low       High
                                     -------      ---       ----     -------      ---       ----     -------      ---       ----
Valuation Range                                 $250.0     $325.0               $125.0     $175.0                $30.0      $70.0
Revenues
1999E                                $181.8        1.4x       1.8x    $125.8      1.0x       1.4x     $ 4.0       7.6x       17.7
2000E<F2>                             226.7        1.3        1.6      150.3       0.9        1.2      20.7        1.4        3.4

EBIDTA
1999E                                $ 26.4        9.5x      12.3x    $ 18.2      6.9x       9.6x     ($0.8)        NM         NM
2000E<F2>                              38.0        7.6        9.6       22.8       5.9        8.1        --         NM         NM

Unlevered Net Income
1999E                                $  9.4       26.5x      34.4x    $  9.0      13.9x     19.4x     ($0.5)        NM         NM
2000E<F2>                              15.8       18.4       23.1       10.8      12.5       17.1        --         NM         NM



____________________

<F1>    Based on Company Projections, pro forma to include full year operations of Buchler Phillips for 1999E.
<F2>    Value range adjusted to reflect additional capital required to finance year 2000 acquisition of $40 million and $10 million for KRCS and SPSG, respectively.


Appendices

Appendix A


Wall Street Commentary

Wall Street Earnings Estimates



                                                 EPS Pre-9/23
                                                 Announcement                   Current EPS                     % Change
                                             ---------------------           -------------------          --------------------
Firm/Analyst                                  1999            2000           1999           2000          1999            2000
------------                                  ----            ----           ----           ----          ----            ----
Sun Trust Equitable/Brian Ruttenbur          $ 1.17              NA         $ 0.90             NA         (23.1%)            NA
SBC Warburg Dillon Read/Thomas
O'Halloran                                     1.17            1.55           0.88           1.05         (24.8)          (32.3)
Monness Crespi                                 1.18            1.55           0.88           1.05         (25.4)          (32.3)


Recent Wall Street Analyst Commentary


                                     Rating Before                 12 Month
       Analyst/                        Earnings        Current       Price                         Recent
       Company         Report Date      Update          Rating      Target                       Commentary
-------------------    -----------   -------------    ---------    ---------  -----------------------------------------------------
Brian Ruttenbur        (9/24/99)    Strong Buy        Attractive    NA        -"Given uncertainty we are reducing our rating
(SunTrust):                                           Long-Term                 to Attractive Long-Term from Strong Buy."

                                                                              -We are concerned regarding the guidance
                                                                              management has given to adjustments reflecting
                                                                              postponement of acquisitions.  We estimate that
                                                                              acquisitions would have contributed $0.08 to
                                                                              $0.10 in both 3Q99 and 4Q99, thereby leaving a
                                                                              gap of approximately $0.02 to $0.06, raising
                                                                              questions about internal growth."

Thomas O'Halloran      (9/24/99)    Strong Buy        Hold           $21      -We are reducing our rating on the KROG shares
(WDR):                                                                        to Hold from Strong Buy, and our price target
                                                                              to $21 (it was $39)."

                                                                              -"The Company's explanation for the shortfall
                                                                              [in earnings] does not jibe with our model.  We
                                                                              had not assumed an acquisition contribution in
                                                                              the third quarter.  Hence, we can only conclude
                                                                              that the earnings level for the company has
                                                                              been overestimated."
                                                                              -"The new 3Q estimate assumes a lower revenue
                                                                              growth estimate for the 3Q (32% vs. 39%) and a
                                                                              cut in the operating profit margin of 450 basis
                                                                              points."
                                                                              -"The earnings shortfall suggests that the
                                                                              company has had a difficult time integrating
                                                                              its acquired companies, and/or controlling its
                                                                              SG&A expenses."

                                                                              -"We have no factual basis to determine whether
                                                                              an acquisition proposal is pending or is likely
                                                                              to occur.  We would surmise that potential
                                                                              interested parties would include security
                                                                              services companies (possibly European),
                                                                              consulting companies, or a financial buyer."
                                                                              "It is possible that the company could be sold
                                                                              separately or as a whole; if so, it could be
                                                                              because Tom O'Gara and Jules Kroll have not
                                                                              settled their differences after all.  A rough
                                                                              sum of the parts valuation: KRCS ($250-$300M),
                                                                              SPSG ($150-$200M), ISG ($75-$100M).  This
                                                                              implies a range of $19 to $24 per share."

Appendix B


Discounted Cash Flow Methodology and Weighted Average Cost of Capital
Calculation

Discounted Cash Flow Methodology


Present Value of Projected Cash Flow Based on Company Projections--Without Acquisitions
($ in millions)





                                                1999E           2000E          2001E         2002E          2003E         2004E
                                              ---------        -------        -------       --------       -------       -------
Net Sales                                     $  311.6         $  346.4        $378.5        $ 406.9       $  436.5       $ 468.6
 % Growth                                                          11.2%          9.3%           7.5%           7.3%          7.4%
EBITDA                                                             51.2          56.8           61.8           67.2          73.2
 % Margin                                                          14.8%         15.0%          15.2%          15.4%         15.6%
Less:  Depreciation and Amortization                               (9.9)        (10.3)         (10.6)         (11.0)        (11.4)
       Goodwill Amortization                                       (4.0)         (4.0)          (4.0)          (4.0)         (4.0)
                                                                --------       --------     ---------       --------      ---------
EBIT                                                               37.3          42.5           47.2           52.2          57.8
 Taxes at 40%                                                     (14.9)        (17.0)         (18.9)         (20.9)        (23.1)
                                                                --------       --------     ---------       --------      ---------
Unlevered Net Income                                           $   22.4        $ 25.5        $  28.3       $   31.3       $  34.7
Less:  Capital Expenditure                                        (11.0)        (11.0)         (11.0)         (11.0)        (11.0)
Less:  Purchase of Businesses, less
       Cash Acquired                                                --             --            --             --            --
Less:  Working Capital Requirements                                (3.3)          0.9           (0.2)          (2.2)         (3.3)

Add:  Depreciation and Amortization                                13.9          14.3           14.6           15.0          15.4
                                                                --------       --------     ---------        --------      ---------
Unlevered Free Cash Flow                                       $   22.0        $ 29.7        $  32.1       $   33.1       $  35.8

Present Value<F1>                                              $   19.5        $ 23.3        $  22.3       $   20.3       $  19.4

Present Value of Projected Cash Flow                           $  104.7




____________________
[FN]
<F1>    Discounted at Platinum's weighted average cost of capital of 13%.

Discounted Cash Flow Methodology-Without Acquisitions


Terminal EBITDA Multiple Methodology
($ in millions)


EBITDA Multiple                                                  7.5x            8.5x                 9.5x
                                                              -------         -------              -------
Year 2004 EBITDA                                              $ 73.2            73.2               $ 73.2
                                                              -------         -------              -------
         Terminal Value                                       $549.0           622.2               $695.4
WACC                                                            13.0%           13.0%                13.0%
Present value of terminal value                               $298.0          $337.7               $377.4
Present value of projected cash flows                          104.7           104.7                104.7
                                                              -------         -------              -------
         Enterprise value                                     $402.7          $442.4               $482.1
Less:  Projected Net Debt at 12/31/99<F1>                      (46.0)          (46.0)               (46.0)
Plus:  Assumed Net Proceeds from Sale of VDCG<F2>                8.5             8.5                  8.5
Plus:  Proceeds from Options                                     4.2             8.8                  9.6
                                                              -------         -------              -------
         Gross equity value                                   $369.4          $413.8               $454.4

Gross diluted shares<F3>                                        22.923          23.191               23.237

Equity value per share                                         $16.12          $17.84               $19.55


____________________

<F1>    Source:  Company management estimate.
<F2>    Assumes purchase price at midpoint of the VDCG range of the
        Sum-of-the-Parts valuation analysis.
<F3>    Source:  Company share and option schedule dated August 24, 1999.


Discounted Cash Flow Methodology


Present Value of Projected Cash Flow Based on Company Projections-With Acquisitions
($ in millions)




                                                   1999E         2000E          2001E         2002E         2003E         2004E
                                                   -----         -----          -----         -----         -----         -----
Net Sales                                          $311.6        $397.7         $485.0        $572.8        $ 667.2        $769.3
 % Growth                                                          27.6%          22.0%         18.1%          16.5%         15.3%
EBITDA                                                           $ 60.8         $ 76.7        $ 92.6        $ 109.7        $128.1
 % Margin                                                          15.3%          15.8%         16.2%          16.4%         16.7%
Less:  Depreciation and Amortization                             ($10.0)        ($10.5)       ($11.0)        ($11.5)       ($12.0)
       Goodwill Amortization                                       (5.9)          (7.7)         (9.6)         (11.4)        (13.3)
                                                                 -------        -------       -------        -------       -------
EBIT                                                               45.0           58.5          72.1           86.8         102.9
Taxes<F1> at 40%                                                  (18.4)         (24.1)        (29.9)         (36.2)        (43.0)
Effective Tax Rate                                                 40.8%          41.3%         41.6%          41.7%         41.8%
                                                                 -------        -------       -------        -------       -------

Unlevered Net Income                                             $ 26.6         $ 34.4        $ 42.1        $  50.6        $ 59.9
Less:  Capital Expenditures                                       (11.0)         (11.0)        (11.0)         (11.0)        (11.0)
Less:  Purchase of Businesses, net of Cash
       Acquired                                                   (50.0)         (50.0)        (50.0)         (50.0)        (50.0)
Less:  Change in Working Capital                                   (3.3)           0.3          (1.2)          (4.4)         (6.4)
Add:   Depreciation and Amortization                               15.9           18.2          20.6           22.9          25.3
                                                                 -------        -------       -------        -------       -------

Unlevered Free Cash Flow                                         ($21.8)        ($ 8.1)       $  0.5        $   8.1        $ 17.7

Present Value<F2>                                                ($19.3)        ($ 6.4)       $  0.3        $   5.0        $  9.6

Present Value of Projected Cash Flow                             ($10.8)


[FN]


<F1>      50% of incremental goodwill amortization associated with acquisitions is assumed to be deductible for tax purposes.
<F2>      Discounted at Platinum's weighted average cost of capital of 13%.

Discounted Cash Flow Methodology--With Acquisitions


Terminal EBITDA Multiple Methodology




($ in millions)
                                                                             7.5x                 8.5x                 9.5x
EBITDA Multiple                                                       -----------------    -------------------  ---------------
Year 2004 EBITDA                                                            $128.1              $  128.1             $  128.1
                                                                            ------              --------             --------
   Terminal Value                                                           $960.8              $1,088.9             $1,217.0

WACC                                                                          13.0%                 13.0%                13.0%
Present value of terminal value                                             $521.5              $  591.0             $  660.5
Present value of projected cash flows                                        (10.8)                (10.8)               (10.8)
                                                                            ------              --------             --------
   Enterprise value                                                         $510.7              $  580.2             $  649.7

Less: Projected Net Debt at 12/31/99<F1>                                     (46.0)                (46.0)               (46.0)
Plus: Assumed Net Proceeds from Sale of VDCG <F2>                              8.5                   8.5                  8.5
Plus: Proceeds from Options                                                   14.4                  15.6                 15.9
                                                                            ------              --------             --------
 Gross equity value                                                         $487.7              $  558.4             $  628.2

Gross diluted shares<F3>                                                      23.471                23.528               23.537

Equity value per share                                                       $20.78              $  23.73             $  26.69

____________________

[FN]
<F1>    Source:  Company management estimate.
<F2>    Assumes purchase price at midpoint of the VDCG range of the
        Sum-of-the-Parts valuation analysis.
<F3>    Source:  Company share and option schedule dated August 24, 1999.

Weighted Average Cost of Capital Calculation


Calculation of Unlevered Beta



                                                               ($ in millions)
                                                       Mkt. Value      Book Value       Predicted                      Unlevered
Company                                                Equity<F1>       Debt<F2>       Barra Beta     Debt/Equity       Beta<F3>
------------------------------------                 ------------      ----------      -----------    -----------      ---------
Business Information/Consulting
-------------------------------
ChoicePoint Inc.                                        $1,009.3         $202.5           0.76             20.1%           0.67
Navigant Consulting                                      1,056.4            0.0           1.27              0.0            1.27
Dun & Bradstreet Corp. New                               4,580.9          129.2           0.96              2.8            0.94
Gartner Group                                            1,042.5          250.0           0.92             24.0            0.80
Shared Medical Systems                                   1,063.4          229.7           1.01             21.6            0.89
Nielsen Media Research Inc.                              2,588.1          215.0           1.05              8.3            1.00
Landauer Inc.                                              230.1            3.0           0.43              1.3            0.43

Arithmetic Average                                                                                         11.2%           0.86

Security Products and Services
------------------------------
Armor Holdings Inc.                                     $  250.9         $  4.0           0.78              1.6%           0.77
Pittston Brinks Group                                      775.9          133.7           0.83             17.2            0.75
Burns International Service Corp.                          185.9          117.2           0.78             63.1            0.57
Wackenhut Corp.                                            207.5            8.4           0.56              4.0            0.55
ITI Technologies                                           242.1            0.0           0.85              0.0            0.85
Checkpoint Systems                                         240.8          173.8           0.98             72.2            0.68

Arithmetic Average                                                                                         26.3%           0.69

Overall Arithmetic Average                                                                                 18.2%           0.78


Cost of Equity Calculation                                                 Weighted Average Cost of Capital Calculation
------------------------------------------------------------               -------------------------------------------------------

Unlevered beta                                         0.78                Cost of Equity                                14.1%
Industry Leverage Ratio (D/E)                         18.2%                Industry Average E/(E+D)                      84.6
Relevered Beta                                         0.87                Weighted Avg. Cost of Equity Portion          12.0
Risk-free rate of return (Rf)<F4>                      6.1                 Cost of debt (Rd)                              8.6%
Market risk premium (Rm-Rf)<F5>                        8.0                 Marginal tax rate (t)                         35.0
Small-cap premium<F6>                                   1.1                 After-Tax Cost of Debt                         5.6
Cost of equity                                        14.1                 Industry Average D/(E+D)                      15.4%
                                                                           Weighted Average Cost of Debt Portion          0.9

                                                                           WACC                                          12.8%
____________________

<F1>    Based on fully diluted number of shares as per latest quarterly financial statement and closing stock prices on November 11, 1999.
<F2>    Book value of debt according to latest quarterly financial statement.
<F3>    Unlevered betas = Beta/[1+D/E*(1-t)].
<F4>    Yield on the 30-year Treasury Bond as of November 11, 1999.
<F5>    Average historic spread between the return on stocks and T-bonds
        (source:  Ibbotson Associates).
<F6>    Additional equity size risk premium on companies with equity capitalization between $252 and $918 million (Ibbotson Associates).

Appendix C


Preferred Stock Valuation Analysis

Series A-1 and A-2 Preferred Stock Valuation Analysis




                                              Fixed
                                           Coupon Rate     Yr. 0       Yr. 1        Yr. 2        Yr. 3        Yr. 4        Yr. 5
                                           -----------     -----       -----        -----        -----        -----        -----
                                                                          ($ in thousands)
Principal Amount End of Period                13.0%        $20,000     $ 22,600     $25,538      $28,858      $32,609      $36,849
Value of Common Equity Participation<F1>                                                                                     9,680
                                                                                                                           -------
                                                                                                                           $46,528







                                          Implied Value of Series A Preferred (% of Face)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Required IRR
                                                                                   -----------------------------------------------
                                                                                    17.5%             20.0%             22.5%
                                                                                   -------           -------           ------
                                                                    7.0x             97.9              88.1              79.5
Assumed 2004 EBITDA                                                 8.0             101.9              91.7              82.7
Exit Multiple                                                       8.5             103.9              93.5              84.3
                                                                    9.0             105.9              95.3              85.9
                                                                   10.0             109.8              98.9              89.2

____________________

<F1>    Based on 1.5% of common equity (173,062 shares) and an assumed 2004
        EBITDA exit multiple of 8.5x.


Series B-1 and B-2 Preferred Stock Valuation Analysis






                                              Fixed
                                           Coupon Rate     Yr. 0       Yr. 1        Yr. 2        Yr. 3        Yr. 4        Yr. 5
                                           -----------     -----       -----        -----        -----        -----        -----
                                                                               ($ in thousands)
Principal Amount End of Period                 9.0%        $30,000     $32,700      $35,643      $38,851      $42,347      $46,159
Value of Common Equity Participation<F1>                                                                                     4,969
                                                                                                                           -------
                                                                                                                           $51,128







                                          Implied Value of Series B Preferred (% of Face)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Required IRR <F2>
                                                                              -----------------------------------------------------
                                                                                    17.5%             20.0%             22.5%
                                                                              --------------    -----------------  ----------------
                                                                    7.0x             74.1              66.7              60.1
Assumed 2004 EBITDA                                                 8.0              75.4              67.9              61.2
Exit Multiple                                                       8.5              76.1              68.5              61.8
                                                                    9.0              76.8              69.1              62.3
                                                                   10.0              78.1              70.3              63.4

____________________
[FN]

<F1>    Based 0.77% of common equity (88,838 shares) and an assumed 2004
        EBITDA exit multiple of 8.5x.
<F2>    Although for illustrative purposes the same range of required IRRs has been used for calculating implied values of the Series A and Series B Preferred Stocks, a higher IRR could be required for the Series B-1 and Series B-2 Preferred Stock given convertibility at the Company's option.

PIK Preferred Stock Spread Analysis




                                                                                                                          When-
                                                                                                                         issued
                                                                                                             Concurrent   Spread
                                                                                                               <F1>     Premium<F2>
Issue Date        Issuer                          Security             Size(M)  Maturity   Coupon    Yield     (Y/N)       (bps)
---------- --------------------------   ------------------------------ ------   --------   -------   -----    --------   -----------

6/24/99    ZSC Specialty Chemical       Sr. Exch. PIK Pref. with 0.7%
           Holdings                     warrants                        $35.0   7/1/11     16.000%   16.000%    Y       500<F3>
4/29/99    Dobson Communications        Sr. Exch. PIK Pref.             170.0   5/1/09     13.000    13.000     N       361<F3>
4/15/99    R&B Falcon Corp              Sr. Exch. PIK Pref. with 4%
                                        warrants                        300.0   5/1/09     13.875    13.875     N       251<F3>
12/16/98   Crown Castle International   Sr. Exch. PIK Pref.             200.0   12/15/10   12.750    12.750     N       226<F4>
11/24/98   Global Crossing              Sr. Exch. PIK Pref.             500.0   12/1/08    10.500    10.500     N       197<F3>
7/13/98    Clark Material Handling      Sr. Exch. PIK Pref.              20.0   7/15/07    13.000    13.000     Y       300<F5>
6/26/98    Cumulus Media                Sr. Exch. PIK Pref.             125.0   5/4/00     13.750    13.750     Y       337<F3>
6/3/98     Concentric Network           Sr. Exch. PIK Pref.             150.0   6/1/10     13.500    13.500     N       227<F3>
5/13/98    Cluett American Corp         Sr. Exch. PIK Pref.              50.0   5/15/10    12.500    12.500     Y       232<F5>
3/12/98    Day International Group      Sr. Exch. PIK Pref.              35.0   3/15/10    12.250    12.307     Y       275<F5>
2/19/98    MCMS Inc.                    Sr. Exch. PIK Pref.              25.0   3/1/10     12.500    12.500     Y       274<F5>
1/16/98    Dobson Communications        Sr. Exch. PIK Pref.             175.0   1/15/08    12.250    12.250     N       210<F3>
12/15/97   Tuesday Morning              Sr. Exch. PIK Pref. with 6%
                                        warrants                         25.0   12/15/09   13.250    13.250     Y       223<F5>
7/21/97    Jordan Telecommunications    Sr. Exch. PIK Pref. with 2%
                                        warrants                         25.0   8/1/09     13.250    13.250     Y       324<F3>
3/24/97    Spanish Broadcasting Systems Sr. Exch. PIK Pref. with 9.5%
                                        warrants                        175.0   3/15/05    14.250    14.250     Y       320<F3>

____________________
[FN]
<F1>    Indicates whether the Preferred stock was issued concurrently with a bond offering.

<F2>    Represents the spread between the Issuer's Preferred and high yield bonds at the Preferred issue date.
<F3>    Issuer does not have senior subordinated notes, and therefore, we have used the Issuer's senior notes to calculate the spread differential.
<F4>    Issuer does not have senior or senior subordinated notes, and therefore, we have used the Issuer's discount notes to calculate the spread differential.
<F5>    Spread differential calculated off of Issuer's senior subordinated notes.

Appendix D


LBO Analysis

LBO Equity Return Calculations




                                                              ($ in millions)

                                                                      $18 per Share with
                                                                     $50.0 Million in PIK Preferred
                                                                 ------------------------------

2004 EBITDA                                                               $  128.1
Multiple                                                                       8.5x
                                                                          -------
Implied 2004 Enterprise Value                                             $1,088.9
   Less:  Net Debt                                                          (326.5)
   Less:  Preferred Stock                                                    (83.0)
   Plus:  Management Options Proceeds                                         17.6
                                                                          --------
Implied 2004 Equity Value                                                 $  696.9

Equity Investment at 12/31/99                                               (202.0)
Equity Value at 12/31/04 (assuming 8% management options)                 $  627.7


IRR                                                                          25.5%

Summary of Potential Equity Returns



             5 Year Internal Rate of Return on Common Equity (1)
                         2004 EBITDA Exit Multiple


                               Midpoint

     7.0x         8.0x          8.5x          9.0x          10.0x
     ---          ---           ---           ---            ---

    17.6%        23.1%         25.5%         27.7%          31.7%
____________________
[FN]
(1)    Assumes (i) option plan constituting 8% of pro forma common equity
       (ii) $20 million of Series A Preferred Stock with a fixed coupon rate of 13% and common equity participation of 1.5% of the pro forma common equity (173,062 shares) and (iii) $30 million of Series B-1 and B-2 Preferred Stock with a fixed coupon rate of 9% and common equity participation of 0.77% of the pro forma common equity (88,838 shares).

Pro Forma Credit Statistics




                                                               ($ in millions)
                                                                                            Projected
                                                                  ---------------------------------------------------------------

                                                  Pro Forma
                                                    1999          2000          2001          2002          2003           2004
                                                    ----          ----          ----          ----          ----           ----


Financial Data
EBITDA                                             $ 43.8        $ 60.8        $ 76.7        $ 92.6        $109.7         $128.1
 Margin %                                            14.1%         15.3%         15.8%         16.2%         16.4%          16.7%

CapEx<F1>                                          $ 16.0        $ 11.0        $ 11.0        $ 11.0        $ 11.0         $ 11.0
Debt                                                225.0         268.2         297.7         318.9         333.2          338.5

Credit Statistics
EBITDA/Interest Expense                               1.7x          2.3x          2.5x          2.8x          3.2x           3.6x
(EBITDA-CapEx)/Interest Expense                       1.0           1.9           2.2           2.5           2.9            3.3


Debt/EBITDA                                           5.1x          4.4x          3.9x          3.4x          3.0x           2.6x

____________________
[FN]
<F1>    Includes database expenditures.

Appendix E


Platinum Ownership Profile

Share Ownership Schedule




                                                                 Shares                                       Gross Shares
                                                         ---------------------                       ------------------------
                                                         Amount             %          Options(2)        Amount            %
                                                         ------            ---         ----------        ------           ---
Directors and Executive Officers<F1>
 Jules B. Kroll<F3>                                     3,072,551          13.9%               --       3,072,551         12.7%
 Thomas and Wilfred O'Gara<F4>                          3,531,380          15.9           135,597       3,666,977         15.2
 All Other Directors and Executive Officers                54,303           0.2           364,750         419,053          1.7
                                                       ----------         -----         ---------      ----------        -----
Total Directors and Executive Officers                  6,658,234          30.0%          500,347       7,158,581         29.6%

Total Other Employees<F5>                               1,594,988           7.2         1,482,751       3,077,739         12.7
                                                       ----------         -----         ---------      ----------        -----

   Total Insiders                                       8,253,222          37.2%        1,983,098      10,236,320         42.4%
                                                       ----------         -----         ---------      ----------        -----

A.I.G.                                                  1,444,212           6.5%               --       1,444,212          6.0%

 Institutional Ownership<F6>
Lord, Abbett & Company                                  1,848,185           8.3%               --       1,848,185          7.7%
Schroder Investment Mgmt Group                            800,600           3.6                --         800,600          3.3
Capital Research & Mgmt Co                                628,700           2.8                --         628,700          2,6
Citigroup Inc                                             514,654           2.3                --         514,654          2.1
Palisade Capital Management                               496,500           2.2                --         496,500          2.1
                                                       ----------         -----         ---------      ----------        -----

    Subtotal Top 5 Institutions                         4,288,639          19.3%               --       4,288,639         17.8%
All Other 13F Institutions                              5,423,441          24.5                --       5,423,441         22.5
                                                       ----------         -----         ---------      ----------        -----

    Total 13F Institutions                              9,712,080          43.8%               --       9,712,080         40.2%

Other Public Shareholders                               2,763,677          12.5                --       2,763,677         11.4
                                                       ----------         -----         ---------      ----------        -----

Total Outstanding<F7>                                  22,173,191         100.0%        1,983,098      24,156,289        100.0%
                                                       ----------         -----         ---------      ----------        -----

____________________
[FN]
<F1>   Shareholdings of Directors and Executive Officers as of March 31, 1999
       per the Company's Form 10K-A, except for shares held by Michael Lennon, who is listed in the Certified Shareholder List dated July 31, 1999.
<F2>   Options and common stock equivalents per Option Ownership Schedule dated August 31, 1999.
<F3>   Jules Kroll share ownership includes 192,560 shares held by trusts for the benefit of Mr. Kroll's adult children, in which Mr. Kroll disclaims any beneficial interest.

<F4>   Thomas and Wilfred O'Gara share ownership includes 496,595 shares held under MeesPierson Management (Guernsey) Ltd. along with 373,524 shares held by Union Federal Corporation, as indicated in the Prospectus dated April 30, 1998.
<F5>   Includes shareholdings of non-directors and non-executive officer employees holders with ownership of at least 40,000 shares per the Share Registration dated July 30, 1999 and Certified Shareholder List dated July 31, 1999. List may not include shares owned by employees and held at brokerage firms in Street name.
<F6>   Holdings as of 9/30/99 based on 13F filings.  Source:  CDA Spectrum.
<F7>   Outstanding shares as of August 24, 1999.

Appendix F


Trading Multiples of Selected Comparable Companies--ISG

Current Valuation of Comparable Companies-ISG




                                                                Current                                              Enterprise
                                                                 Price                       Projected Sales(4)     Value/Sales
                                                                %as of                       ------------------  -----------------
                                   Stock    52 Week   52 Week   52 Week   Equity  Enterprise
                                 Price<F1>   High       Low      High    Value<F2> Value<F3>  CY1999E   CY2000E   CY1999E   CY2000E
                                 --------   -------   -------   -------  -------- ---------- -------   -------   -------   -------
Computer Security Software and
Services

AXENT Technologies              $22.38    $40.50    $7.69        55.2%   $604.1   $497.4     $111.9    $143.6     4.44x     3.46x

Entrust Technologies             33.25     43.06    16.88        77.2   1.708.2  1,627.1       77.3     123.2    21.05     13.21

ISS Group, Inc.                  40.00     46.25    14.19        86.5   1,683.6  1,550.0       70.3     106.4    22.05     14.56

Network Associates               21.81     67.69    10.06        32.2   3.011.2  3,138.3      676.4     909.5     4.64      3.45

Rainbow Technologies             19.69     26.38     7.94        74.6     246.4    224.8      120.6     133.7     1.86      1.68

RSA Security Inc.                37.81     39.63    10.13        95.4   1,666.0  1,426.5      216.0     249.2     6.60      5.72

VeriSign Inc.                   155.00    181.63    16.50        85.3   9,049.8  8,895.6       79.0     122.5   112.66     72.64

                                                                                                                  5.69x     4.65x
                                 Harmonic Mean

Technology Consulting Services


Answer Think Consulting         $27.25     $36.63   $ 9.25        74.4%  $990.2    $979.5    $204.5    $278.1     4.79x     3.52x
Cambridge Technology Partners,
Inc.                             11.94      32.25    10.63        37.0    698.4     610.9     657.3     808.8     0.93      0.76

Cognizant Tech Solutions         53.25      58.25    17.75        91.4    520.2     490.9      82.9     112.0     5.92      4.38
Diamond Technology Partner
Incorporated                     53.63      57.50     8.00        93.3    911.4     874.4     108.5     160.4     8.06      5.45

International Network Solutions  50.31      58.75    28.67        85.6  3,430.1   3,377.0     392.7     537.4     8.60      6.28

Sapient Corporation              73.25      75.00    19.28        97.7  2,317.7   2,233.0     265.9     394.3     8.40      5.66

                                     -76-


Scient Corp.                     116.88    145.00    27.75        80.6   4,438.7   4,376.3   69.4      111.2     63.10     39.35

Superior Consultant               11.13     47.25    10.00        23.5     112.0      74.7  170.3      273.9      0.44      0.27

Technology Solutions Company      23.13     24.00     6.13        96.4   1,112.2   1,027.8  305.4      350.5      3.37      2.93

U.S. Web Corp.                    37.13     47.00    17.00        79.0   3,360.5   3,283.7  451.5      759.9      7.27      4.32

Viant Corp                        87.75    123.00    18.25        71.3   2,313.9   2,300.5   39.9       66.5     57.68     34.59

Whittman-Hart Inc.                49.00     49.94    17.00        98.1   3,142.9   3.014.7  453.6      621.0      6.65      4.85

                                                                                                                  2.55x     1.75x
                                 Harmonic Mean

____________________
[FN]
<F1>    Prices as of November 11, 1999.
<F2>    Equity value defined as diluted number of shares times closing stock price on November 11, 1999.
<F3>    Enterprise value defined as equity value plus debt, minority interests and preferred stock minus cash.
<F4>    Source:  Wall Street Equity Research.


Description of Comparable Public Companies-ISG

                               Sales<F2>
                      --------------------------      Equity
Company               1998       1999       2000      Value<F1>                          Business Development
-------               ----       ----       ----      --------                          --------------------
                                ($ in millions)

AXENT              $101.0       $111.9      $143.6    $604.1    AXENT Technologies makes security management software that lets
Technologies                                                    users analyze a computer network defense's strengths and
                                                                weaknesses, custom-design network-specific protection policies, control remote and other access and react through system shutdowns and other methods when a breach occurs.

Entrust            47.8           77.3       123.2   1,708.2    Targeting organizations and large governments that have
Technologies                                                    significant requirements for comprehensive public key
                                                                infrastructure (PKI) technology, Entrust Technologies develops, markets and sells products and services that allow enterprises to manage trusted, secure electronic communications and transactions over advanced networks, including the Internet, extranets and intranets.  Its solutions automate the management of digital certificates, which are similar to electronic passports, through
                                                                PKI technology designed to assure the privacy and authenticity of internal and external electronic communications.

ISS Group, Inc.   35.9           70.3    106.4      1,683.6     ISS Group, Inc. is a provider of network security monitoring, detection and response software that protects the security and integrity of enterprise information systems.  Products include
                                                                Internet Security Scanner, which was designed to help
                                                                administrators explore and log network security vulnerabilities associated with TCP/IP host services and are sold to the high-tech and financial industries.

Network         990.0           676.4    909.5      3,011.2     The company is a leading provider of network security and
Associates                                                      management software products.   Network Associates is particularly
                                                                targeting enterprise customers using the Windows NT/Intel
                                                                platform.  The company offers anti-virus, security, network management and help desk software, which can be purchased in one complete integrated suite, known as Net Tools.

Rainbow         109.2          120.6     133.7       246.4      Rainbow Technologies makes software anti-piracy and information
Technologies                                                    security products.  Its antiparty products include software that publishers incorporate into their products and a hardware key that continuously interacts with the software.  Rainbow's satellite and network security products are marketed to government, military and private businesses.

RSA Security Inc.  171.4          215.3   244.5     1,666.0     The company is a leading maker of software and hardware security products that guard computer networks.  Its main product, SecurID, prevents unauthorized access by requiring users to enter a PIN and a random-access code displayed on a card or token.


                                     -78-


VeriSign           38.9           79.0      122.5   9,049.8     VeriSign develops certificate management products and
                                                                is a provider of digital ID and private-label certificate services, software-development services and digital authentication services.
                                                                It provides digital IDs (also called digital certificates) with encrypted information to protect access to communications and transactions sent over the Internet, intranets and extranets.
                                                                VeriSign's digital certification technology is available in leading software packages, including Microsoft's and Netscape's
                                                                Web browsers.

AnswerThink       $107.0        $204.5    $278.1   $990.2       The Company provides integrated consulting and technology enabled
Consulting                                                      solutions focused on the Internet and web-enabled electronic commerce marketplace.  AnswerThink delivers a wide range of integrated services, or scalable solutions, including benchmarking best practices, business process transformation (business
                                                                redesign, migration planning and performance assessment), packaged software implementation, Internet commerce, decision support technology, and Y2K solutions.  These services, allow firms to integrate divisions.

Cambridge          612.0          657.3   808.8    698.4        The Company's major service offerings are management consulting,
Technology                                                      interactive solutions, customer management solutions, enterprise
Partners                                                        resource solutions, custom software solutions and network
                                                                services.  The company is known for including key client users, executives and information technology professionals in the process in order to ensure that the client's strategic goals are met satisfactorily.

Cognizant          58.6           82.9    112.0    520.2        Cognizant delivers high-quality, cost-effective, full life cycle
Technology                                                      solutions for complex information technology software development
Solutions                                                       and technology maintenance problems.  The Company offers these services, which include application development and testing, Y2K and Eurocurrency compliance, testing and quality assurance, and re-hosting and re-engineering services (for functionality of programs in new operating environments), to its customers through both on-site teams at customer locations and through seven development centers located in India.

Diamond            75.8           108.5   160.4    911.4        The Company helps its clients form "digital strategies," a
Technology                                                      synthesis of business planning and information technology (IT)
Partner, Inc.                                                   know-how.  Diamond sends its customers small, multidisciplinary teams with expertise in areas such as strategy consulting, business processes and technology.  The company focuses on insurance, health care, financial services, telecommunications and consumer products clients.

International      238.2          392.7   537.4  3,430.1        International Network Services provides computer network support
Network Solutions                                               to "FORTUNE" 1000 corporations.  The company has enjoyed a strong growth spurt since 1992 thanks in part to a savvy relationship with hardware giant Cisco (which owns 8% of the company).  INS helps customers design networking systems, choose the proper equipment, install systems and manage performance.  The company does not resell networking equipment.  INS also provides online assistance and intranet management for its customers.

                                     -79-


Sapient            160.4          265.9   394.3    2,317.7      Sapient develops client/server and Web-based software applications to help organizations improve process and performance.  Through the delivery of integrated services, from strategy and business transformation consulting through user-centered design and technology implementation services, the Company helps emerging and evolving businesses transform into e-businesses, combining the reach and efficiency of the Internet with emerging and existing technologies.  Sapient delivers services through collaborative multidisciplinary teams in six main industries: (i) financial services, (ii) energy service, (iii) MRD (manufacturing, retail and distribution), (iv) communications, (v) healthcare, and (vi)
                                                                government.

Scient Corp.       20.7           69.4    111.2    4,438.7      Scient is a leading provider of eBusiness system innovations designed to enable companies to strengthen relationships with customers and business partners, create new revenue opportunities, improve operating efficiencies, shorten cycle times and improve communications.

Superior           124.7          170.3   273.9     112. 0      Superior Consultant is a national healthcare consulting firm that
Consultant                                                      provides a wide range of information technology consulting and strategic and operations management consulting services to a broad cross-section of healthcare industry participants and healthcare information systems vendors.  Management consulting services include strategy development and business planning, facility planning, and operational and financial performance efficiency.
                                                                Information Technology outsourcing enables healthcare providers to simplify their agenda and ensure access of clients to Superior's labor pool.  The majority of the skills of Superior's consultants are in IT consulting services, which include technology and product selection, systems implementation, integration and implementation, and contract negotiation.

Technology         317.5          305.4   350.5    1,112.2      Technology Solutions offers information technology (IT) consulting
Solutions Company                                               services and strategic business consulting services targeting IT technology areas, specific software packages, along with specific business processes or vertical markets, in large middle-market firms located in major markets and countries around the world.










                                     -80-


US Web             228.6          451.5     759.9    3,360.5    US Web is a firm with expertise in business strategy, marketing, communications and internet technology solutions, for medium-size and large companies.  The Company's services are focused on helping clients to differentiate their products and services, improve business efficiency, enhance customer relationships, and leverage human capital.  The Internet Solution Development and
                                                                Deployment consists of six phases; (i) strategy consulting, (ii)
                                                                analysis and design of systems and processes, (iii) technology development, (iv) implementation and integration of the full systems, (v) E-Services (including back-office support functions, communications and knowledge management and customer relationship management, and (vi) audience development to fine-tune marketing strategies and objectives.

Viant Corp.        20.0           39.9       66.5    2,313.9    Viant is a leading Internet professional services firm providing strategic consulting, creative design and technology services to companies seeking to capitalize on the Internet.

Whittman-Hart,     321.4          453.6     621.0    3,142.9    Providing strategic information technology business solutions to
Inc.                                                            improve the productivity and competitive position of its clients,
                                                                Whittman-Hart is a single source for a wide range of services required to design, develop and implement integrated solutions in the client/server, Internet and midrange computing environments.
                                                                The company has five business units:  Solution Strategies, Package
                                                                Software Solutions, Custom Applications, Network Enables Solutions
                                                                and Interactive Solutions.


____________________

<F1>    Based on closing stock prices on November 11, 1999.
<F2>    Source:  Company SEC filings and Wall Street Research.

Appendix G


Additional Financial Data

Summary of Adjustments to 1999 Forecast--As Reported




                                                                                  1999E Results
                                                   -----------------------------------------------------------------------
                                                      Revenue         EBITDA           EBIT        Net Income         EPS
                                                   -------------  -------------  -------------  --------------  ----------
Project Trophy Projections                             $307.2          $48.1          $35.8           $20.0          $0.88

Adjustments:
KRCS                                                      3.4           (2.9)          (3.9)           (2.4)         (0.10)
SPSG                                                     (0.2)           1.0            0.7             0.4           0.02
ISG                                                      (3.8)          (1.0)          (1.0)           (0.6)         (0.03)
Corporate                                                 0.0           (2.6)          (2.6)           (1.6)         (0.07)
Interest                                                                                               (0.4)         (0.02)
Taxes                                                                                                   0.9           0.04
                                                       ------          -----          -----           -----          -----

Current Management Estimates<F1>                       $306.5          $42.5          $29.0           $16.2          $0.72
                                                       ------          -----          -----           -----          -----


____________________

<F1>   Current Management Estimates excludes $1.576 million benefit associated with the Calvi settlement.

LTM Pro Forma Financial Results                           ($ in millions)




                                                                                       1999
                                                         1998     ------------------------------------------          LTM
                                                          Q4            Q1              Q2             Q3           9/30/99
                                                      ---------    ----------     ----------    -----------     -----------
Revenue                                                  $74.4         $73.1          $76.5          $81.0          $305.0

EBIT                                                     $ 0.8         $ 6.2          $ 2.3          $ 7.3          $ 16.7

Add: Restructuring Expense                                  --           0.5            3.9            0.0             4.4
    Merger Expense                                         5.7           0.2            2.9            0.4             9.3
    Pro Forma Buchler Phillips                             0.6           1.0             --             --             1.6
    Pro Forma Fact Finders                                 0.1            --             --             --             0.1
                                                         -----         -----          -----          -----          ------

Pro Forma EBIT (Including Calvi)                         $ 7.3         $ 8.0          $ 9.0          $ 7.8          $ 32.1
Less:  Calvi Recovery                                       --            --             --           (1.6)           (1.6)
                                                         -----         -----          -----          -----          ------

Pro Forma EBIT (Excluding Calvi)                         $ 7.3         $ 8.0          $ 9.0          $ 6.2          $ 30.5

    Depreciation & Amortization                            2.7           2.4            3.5            4.1            12.7
    Depreciation & Amortization (Buchler Phillips)         0.3           0.3             --             --             0.6
    Depreciation & Amortization (Fact Finders)             0.0            --             --             --             0.0
                                                         -----         -----          -----          -----          ------

Pro Forma EBITDA (Excluding Calvi)                       $10.3         $10.7          $12.5          $10.3          $ 43.9
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

1999 Pro Forma Financial Results--
   Current Management Estimates (11/13/99)                ($ in millions)




                                                                                1999 Results
                                              ------------------------------------------------------------------------------
                                                  Q1A           Q2A           Q3A        9 Months        Q4E          1999E
                                              ----------   -----------   -----------   ----------   ----------   -----------
REVENUES:

KRCS                                             $43.2         $46.5         $46.1        $135.7        $46.1        $181.8
SPSG                                              28.7          28.8          34.2          91.6         34.2         125.8
ISG                                                1.2           1.3           0.7           3.2          0.7           4.0
                                                 -----         -----         -----        ------        -----        ------
 Total                                           $73.1         $76.5         $81.0        $230.6        $81.0        $311.6

EBITDA:

KRCS                                             $ 7.7         $ 8.6         $ 8.3        $ 26.2        $ 7.9        $ 34.1
SPSG                                               4.5           6.4           6.3          17.2          5.3          22.5
ISG                                                0.2           0.0          (0.8)         (0.6)         0.0          (0.6)
Corporate                                         (1.7)         (2.5)         (3.5)         (7.7)        (2.9)        (10.6)
                                                 -----         -----         -----        ------        -----        ------
 Total (Including Calvi)                         $10.7         $12.5         $10.3        $ 35.1        $10.3        $ 45.4
Calvi Recovery                                                                            $ (1.6)                    $ (1.6)
                                                                                          ------                     ------
 Adjusted EBITDA                                                                          $ 33.6                     $ 43.8

EBIT:
KRCS                                             $ 5.6         $ 6.0         $ 5.2        $ 18.4        $ 5.3        $ 23.7
SPSG                                               3.9           5.6           5.4          14.9          4.5          19.4
ISG                                                0.2           0.0          (0.8)         (0.6)         0.0          (0.6)
Corporate                                         (1.8)         (2.6)         (3.6)         (7.9)        (3.0)        (10.9)
                                                 -----         -----         -----        ------        -----        ------
 Total (Including Calvi)                         $ 8.0         $ 9.1         $ 6.2        $ 24.8        $ 6.8        $ 31.5
Calvi Recovery                                                                            $ (1.6)                    $ (1.6)
 Adjusted EBIT                                                                            $ 23.2                     $ 30.0
                                                                                          ------                     ------


____________________

<F1>   Pro forma for the Buchler Phillips and Fact Finders acquisitions.
       Results exclude merger and restructuring charges.










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